Exhibit 99.01

NuStar Energy L.P. Reports Strong Second Quarter 2019 Earnings Results

Net Income, EBITDA and DCF All Up Quarter over Quarter

Closed on Sale of St. Eustatius Terminal for $250 Million

Early Service of Corpus Christi Export Project is Complete and Ready for Service

Permian Crude System Volumes Currently Approaching 400,000 Barrels Per Day; Quarterly Average Up 200% Since System Acquisition in May 2017

South Texas Crude Oil Pipeline System Records Throughput Volumes Near Historical Highs

SAN ANTONIO, August 8, 2019 - NuStar Energy L.P. (NYSE: NS) NuStar Energy L.P. (NYSE: NS) reported strong second quarter 2019 earnings results, highlighted NuStar’s significant progress on its 2019 capital projects program and outlined NuStar’s expectations for the second half of 2019 and beyond.

“We generated great results this quarter,” said Brad Barron, president and chief executive officer of NuStar Energy L.P. “All our key indicators were up in the second quarter, including net income, total pipeline and storage segment revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), and distributable cash flow (DCF) available to common limited partners.”

Barron noted that NuStar has continued to substantially improve its debt metrics, pointing to a second quarter 2019 Debt-to-EBITDA ratio of 3.95 times, which is a significant improvement over the 4.72 times ratio at the end of the second quarter of 2018.

“I am very pleased that we were able to close on our sale of the St. Eustatius operations at a healthy double-digit multiple in July, and that sale, along with the EBITDA improvement evident in our results for the quarter, has allowed us to lower our year-end 2019 Debt-to-EBITDA ratio projection to 4.1 times,” Barron said. “What’s more, the sale of the St. Eustatius operations not only lowered our leverage; it also simplified our business, reduced our risk profile, lowered our 2019 reliability capital, and allows us to focus 100% on our core business here in North America.”

Barron explained that the majority of NuStar’s 2019 spending is earmarked for the build-out of its Permian Crude System, as well as its projects to deploy under-utilized assets to supply refined products to Northern Mexico and its Corpus Christi export project.

He also announced that the first stage of NuStar’s Corpus export project, which utilizes its 16” pipeline in South Texas to receive and transport WTI volumes from a connection to Cactus II to its Corpus Christi export facility, is now complete and ready for service.

“We are excited to report that, starting as soon as next week, our Corpus Christi dock facility will be the first in the Port of Corpus Christi to export barrels transported to South Texas via one of three large Permian long-haul pipeline projects. The second stage of our export project, a new 8-mile 30” pipeline to transport WTI volumes from a connection to Cactus II in Taft, Texas to our Corpus Christi terminal is also on-schedule to be in service this quarter, as are our two projects to supply refined products to Northern Mexico,” Barron said.

Commenting on the full-year and beyond, Barron said, “We expect NuStar to continue to generate solid results this year, as we continue to expect adjusted EBITDA in the range of $665-$715 million, and we expect our DCF coverage for the year to be a strong 1.3 times to 1.4 times. And in 2020, when the cash flows from our current capital projects are fully ramped up and we plan to spend significantly less strategic capital, we expect our results to be even stronger,” said Barron.

Second Quarter 2019 Results, Impact of Non-Cash Impairment and Full-Year Projections

NuStar Executive Vice President and Chief Financial Officer, Tom Shoaf, outlined NuStar’s financial results for the second quarter of 2019.

“In connection with the sale of our St. Eustatius operations to Prostar Capital, the results for the St. Eustatius operations for all periods presented in our earnings tables are now reported within discontinued operations. Further, discontinued operations for the prior year periods include the results for our European operations, which were sold in late 2018. Our reported second quarter results, which include adjusted net income, adjusted EPU, adjusted EBITDA, DCF and related metrics, include results for both continuing and discontinued operations. Excluded from these measures is a non-cash impairment charge totaling $8.4 million, related to the St. Eustatius divestiture,” Shoaf noted.

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	Unadjusted	Adjusted	Unadjusted	Adjusted
	(thousands of dollars, except per unit data)
Net income	$45,951	$54,349	$29,399	$29,399
EPU	$0.10	$0.18	$0.15	$0.15
EBITDA	$160,808	$169,206	$157,114	$157,114
DCF available to common limited partners	$89,755	$89,755	$82,057	$82,057

“NuStar’s adjusted net income was $54 million for the second quarter of 2019, up $25 million or 85% compared to net income of $29 million for the second quarter of 2018. Second quarter 2019 adjusted earnings per unit (EPU) were $0.18 per unit, higher than EPU of $0.15 in the second quarter of 2018, even with the dilutive impact of our merger to simplify our structure and eliminate our IDRs.

“For the second quarter of 2019, we generated adjusted EBITDA of $169 million, up $12 million or 8% over second quarter 2018 EBITDA of $157 million.”

Shoaf also noted that NuStar’s second quarter 2019 earnings benefited from strong pipeline segment results due to the continued throughput volume ramp on its Permian Crude System, and increased crude volumes on its Ardmore system resulting from its recent connection to the Sunrise pipeline at Wichita Falls. He also stated that the storage side of NuStar’s business saw increased storage and dock fee revenues at its Corpus Christi North Beach terminal from increased quarterly volume receipts on its South Texas Crude System, as well as the start-up of revenue from some recently completed West Coast biofuel storage projects.

Shoaf went on to say that, “Second quarter 2019 distributable cash flow (DCF) available to common limited partners was $90 million, up $8 million from second quarter 2018 DCF available to common limited partners of $82 million. And he further noted that, “The distribution coverage ratio to the common limited partners was a strong 1.39 times for the second quarter of 2019.”

Conference Call Details
A conference call with management is scheduled for 10:00 a.m. CT today, August 8, 2019. The conference call may be accessed by dialing toll-free 844/889-7787, reservation passcode 9899738. International callers may access the conference call by dialing 661/378-9931, reservation passcode 9899738. The Partnership intends to have a playback available following the conference call, which may be accessed by dialing toll-free 855/859-2056, reservation passcode 9899738. International callers may access the playback by dialing 404/537-3406, reservation passcode 9899738. The playback will be available until 1:00 p.m. CT on September 7, 2019.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/mmc/p/eiae9hed or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has approximately 9,800 miles of pipeline and 74 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids. The partnership’s combined system has approximately 74 million barrels of storage capacity, and NuStar has operations in the United States, Canada and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2018 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Statement of Income Data:
Revenues:
Service revenues	$282,472	$259,599	$541,499	$507,668
Product sales	89,973	129,657	178,772	258,315
Total revenues	372,445	389,256	720,271	765,983
Costs and expenses:
Costs associated with service revenues:
Operating expenses	101,095	102,241	196,506	190,320
Depreciation and amortization expense	64,991	61,777	129,809	121,601
Total costs associated with service revenues	166,086	164,018	326,315	311,921
Cost of product sales	86,389	119,939	172,571	245,089
General and administrative expenses	24,868	26,754	50,559	44,896
Other depreciation and amortization expense	1,819	2,158	3,938	4,197
Total costs and expenses	279,162	312,869	553,383	606,103
Operating income	93,283	76,387	166,888	159,880
Interest expense, net	(45,693)	(48,389)	(89,984)	(95,777)
Other income, net	621	1,607	1,412	2,623
Income from continuing operations before income tax expense	48,211	29,605	78,316	66,726
Income tax expense	1,296	2,696	2,478	6,584
Income from continuing operations, net of tax	46,915	26,909	75,838	60,142
(Loss) income from discontinued operations, net of tax	(964)	2,490	(307,750)	95,390
Net income (loss)	$45,951	$29,399	$(231,912)	$155,532

Basic net income (loss) per common unit:
Continuing operations	$0.11	$0.12	$0.05	$0.30
Discontinued operations	(0.01)	0.03	(2.86)	1.00
Total net income (loss) per common unit	$0.10	$0.15	$(2.81)	$1.30

Basic weighted-average common units outstanding	107,763,016	93,192,238	107,647,957	93,187,038

Other Data:
EBITDA (Note 1)	$160,808	$157,114	$2,902	$407,361
DCF available to common limited partners (Note 1)	$89,755	$82,057	$184,806	$173,789
Adjusted EBITDA (Note 2)	$169,206	$157,114	$339,740	$328,605
Adjusted net income (Note 3)	$54,349	$29,399	$104,926	$76,776
Adjusted EPU (Note 3)	$0.18	$0.15	$0.32	$0.48

	June 30,		December 31,
	2019	2018	2018
Balance Sheet Data:
Total debt	$3,466,548	$3,443,366	$3,130,496
Partners’ equity and series D preferred units	$2,401,900	$2,827,188	$2,821,723

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,089,848	839,574	1,054,425	815,568
Refined products and ammonia pipelines throughput (barrels/day)	569,820	565,740	536,836	548,910
Total throughput (barrels/day)	1,659,668	1,405,314	1,591,261	1,364,478
Throughput and other revenues	$172,493	$150,276	$328,744	$287,066
Operating expenses	52,930	48,706	101,028	91,047
Depreciation and amortization expense	40,851	38,591	81,700	75,246
Segment operating income	$78,712	$62,979	$146,016	$120,773
Storage:
Throughput (barrels/day)	395,512	331,917	380,267	337,892
Throughput terminal revenues	$23,170	$20,141	$44,856	$40,157
Storage terminal revenues	87,233	94,679	169,047	186,083
Total revenues	110,403	114,820	213,903	226,240
Operating expenses	48,165	52,853	95,478	98,017
Depreciation and amortization expense	24,140	23,186	48,109	46,355
Segment operating income	$38,098	$38,781	$70,316	$81,868
Fuels Marketing:
Product sales	$89,549	$124,293	$177,628	$252,951
Cost of goods	85,802	119,942	171,303	245,107
Gross margin	3,747	4,351	6,325	7,844
Operating expenses	587	815	1,240	1,512
Segment operating income	$3,160	$3,536	$5,085	$6,332
Consolidation and Intersegment Eliminations:
Revenues	$—	$(133)	$(4)	$(274)
Cost of goods	—	(3)	28	(18)
Operating expenses	—	(133)	—	(256)
Total	$—	$3	$(32)	$—
Consolidated Information:
Revenues	$372,445	$389,256	$720,271	$765,983
Costs associated with service revenues:
Operating expenses	101,095	102,241	196,506	190,320
Depreciation and amortization expense	64,991	61,777	129,809	121,601
Total costs associated with service revenues	166,086	164,018	326,315	311,921
Cost of product sales	86,389	119,939	172,571	245,089
Segment operating income	119,970	105,299	221,385	208,973
General and administrative expenses	24,868	26,754	50,559	44,896
Other depreciation and amortization expense	1,819	2,158	3,938	4,197
Consolidated operating income	$93,283	$76,387	$166,888	$159,880

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We also use adjusted measures of net income, net income per common unit and EBITDA, which are not defined in GAAP, to enhance the comparability of performance across periods.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as one of the factors in its compensation determinations. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of net income (loss) to EBITDA, DCF and distribution coverage ratio; therefore, the reconciling items include activity from continuing and discontinued operations on a combined basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$45,951	$29,399	$(231,912)	$155,532
Interest expense, net	45,684	48,936	89,952	96,708
Income tax expense	1,296	2,915	2,579	7,242
Depreciation and amortization expense	67,877	75,864	142,283	147,879
EBITDA	160,808	157,114	2,902	407,361
Interest expense, net	(45,684)	(48,936)	(89,952)	(96,708)
Reliability capital expenditures	(17,632)	(21,913)	(27,176)	(41,795)
Income tax expense	(1,296)	(2,915)	(2,579)	(7,242)
Long-term incentive equity awards (a)	2,168	1,783	4,535	3,120
Preferred unit distributions	(30,423)	(16,245)	(60,846)	(32,235)
Insurance gain adjustment (b)	10,379	10,609	15,512	(55,753)
Impairment losses (c)	8,398	—	336,838	—
Other items	3,037	2,560	5,572	(1,818)
DCF	$89,755	$82,057	$184,806	$174,930
Less DCF available to general partner	—	—	—	1,141
DCF available to common limited partners	$89,755	$82,057	$184,806	$173,789

Distributions applicable to common limited partners	$64,658	$64,205	$129,348	$120,121
Distribution coverage ratio (d)	1.39x	1.28x	1.43x	1.45x
Continued on following page.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

Projected for the Year Ended December 31, 2019
Net loss	$ (127,000 - 102,000)
Interest expense, net	180,000 - 190,000
Income tax expense	5,000 - 10,000
Depreciation and amortization expense	270,000 - 280,000
EBITDA	328,000 - 378,000
Interest expense, net	(180,000) - (190,000)
Reliability capital expenditures	(60,000) - (80,000)
Income tax expense	(5,000) - (10,000)
Long-term incentive equity awards (a)	5,000 - 10,000
Preferred unit distributions	(120,000) - (125,000)
Insurance gain adjustment (b)	15,000 - 20,000
Impairment losses (c)	337,000
Other items	5,000 - 15,000
DCF available to common limited partners	$ 325,000 - 355,000

Distributions applicable to common limited partners	$ 255,000 - 260,000
Distribution coverage ratio (d)	1.3x - 1.4x

(a)
We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(b)
For the six months ended June 30, 2018, DCF includes an adjustment for insurance proceeds received related to hurricane damage at our St. Eustatius terminal. Each quarter we add an amount to DCF to offset the amount of reliability capital expenditures incurred related to hurricane damage.

(c)	Represents non-cash impairment losses associated with long-lived assets and goodwill at our St. Eustatius terminal.

(d)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

Note 2: The following is a reconciliation of EBITDA to adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,		Projected for the Year Ended December 31, 2019
	2019	2018	2019	2018
EBITDA	$160,808	$157,114	$2,902	$407,361	$ 328,000 - 378,000
Impairment losses	8,398	—	336,838	—	337,000
Gain from hurricane insurance proceeds	—	—	—	(78,756)	—
Adjusted EBITDA	$169,206	$157,114	$339,740	$328,605	$ 665,000 - 715,000

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)

Note 3: The following is a reconciliation of net income (loss) and net income (loss) per common unit to adjusted net income applicable to common limited partners and adjusted net income per common unit:

	Three Months Ended June 30,
	2019		2018
Net income / net income per common unit	$45,951	$0.10	$29,399	$0.15
Impairment loss	8,398	0.08	—	—
Adjusted net income	54,349		29,399
Net income applicable to preferred limited partners, general partner and other	(35,511)		(15,694)
Adjusted net income applicable to common limited partners / adjusted net income per common unit	$18,838	$0.18	$13,705	$0.15

	Six Months Ended June 30,
	2019		2018
Net (loss) income / net (loss) income per common unit	$(231,912)	$(2.81)	$155,532	$1.30
Impairment losses	336,838	3.13	—	—
Gain from hurricane insurance proceeds	—	—	(78,756)	(0.82)
Adjusted net income	104,926		76,776
Net income applicable to preferred limited partners, general partner and other	(70,879)		(32,748)
Adjusted net income applicable to common limited partners / adjusted net income per common unit	$34,047	$0.32	$44,028	$0.48

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

Note 4: The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement):

	For the Four Quarters Ended June 30,		Projected for the Year Ended December 31, 2019
	2019	2018
Net (loss) income	$(181,650)	$219,306	$ (127,000 - 102,000)
Interest expense, net	179,481	187,765	180,000 - 190,000
Income tax expense	6,745	12,624	5,000 - 10,000
Depreciation and amortization expense	292,278	287,646	270,000 - 280,000
EBITDA	296,854	707,341	328,000 - 378,000
Impairment losses (a)	336,838	—	—
Other expense (income) (b)	38,709	(75,642)	—
Equity awards (c)	12,140	7,292	5,000 - 10,000
Pro forma effect of disposition (d)	(7,638)	—	295,000 - 305,000
Material project adjustments and other items (e)	79,901	(1,637)	50,000 - 70,000
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$756,804	$637,354	$ 678,000 - 763,000

Total consolidated debt	$3,429,740	$3,454,998	$ 3,250,000 - 3,550,000
NuStar Logistics' floating rate subordinated notes	(402,500)	(402,500)	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	(41,476)	(41,476)	(41,500)
Consolidated Debt, as defined in the Revolving Credit Agreement	$2,985,764	$3,011,022	$ 2,806,000 - 3,106,000

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	3.95x	4.72x	4.1x
(a) Represents non-cash impairment losses associated with long-lived assets and goodwill at our St. Eustatius terminal.
(b) Other expense is excluded for purposes of calculating Consolidated EBITDA, as defined in the Revolving Credit Agreement.
(c) This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.
(d) For the four quarters ended June 30, 2018, this adjustment represents the pro forma effects of the sale of our European operations as if we had completed the sale on January 1, 2018. For the year ended December 31, 2019, this adjustment represents the pro forma effects of the sale of our St. Eustatius operations as if we had completed the sale on January 1, 2019.
(e) This adjustment represents the percentage of the projected Consolidated EBITDA attributable to any Material Project and other noncash items, as defined in the Revolving Credit Agreement.